December 23, 2010

Personal & Confidential

Victor Grizzle
409 South 93rd Street
Omaha, NE 68114

Dear Vic:

On behalf of Armstrong, I am very pleased to confirm our employment offer to become Armstrong's Executive Vice President, Armstrong Building Products, reporting to Matt Espe, Chief Executive Officer. Assuming you accept this offer by no later than January 6, 2011, your anticipated effective date of employment would be January 24, 2011.

Compensation Terms

You will earn a semi-monthly gross base salary of $18,750, or $450,000 annualized.

You are eligible to participate in our Management Achievement Plan with a target bonus of 75% of your annual base salary earnings. For 2011, you will receive a pro-rata bonus based on actual months worked. You must be an active employee on the payment date to receive payment, typically the beginning of March following the plan year.

You will participate in the executive Bonus Replacement Retirement Plan (BRRP) starting in 2012. The BRRP was established to allow executives to defer a small portion of income (up to $20,000) into a qualified, tax-deferred plan. Participants' contributions are exempt from FICA taxation. Your account will be maintained by Fidelity Investments, and you may choose from the same investment options provided under the 401 (k) plan.

You will be eligible for long-term incentive plan (LTIP) participation which is typically made in the form of stock based grants, with a target award value of up to 150% of your annualized base salary subject to adjustment based on individual and company performance. You will be eligible for participation at the time of the next grant.

In addition, we are pleased to offer you a one-time special grant with an award value of $500,000. The award will be comprised of 50% time-vested stock options and 50% time-vested restricted stack units. The stock options will vest and restrictions will lapse on the restricted stock units in three equal installments at one, two, and three years from the grant's effective date. The Management Development and Compensation Committee may settle the restricted stock units in cash if insufficient shares are available at the end of the restriction periods. Additional terms and conditions will be provided at the time of grant.

Benefits

Armstrong offers a number of competitive benefit plans. You will receive a document which provides detailed information on costs, scope, and coverage. Your medical, dental, prescription drug, life insurance, and accidental death and dismemberment benefits are available to you on your first day of employment.

Armstrong provides two retirement savings plans for highly-compensated executives to defer income. The qualified 401 (k) savings plan, administered by Fidelity Investments, has both before-tax and after-tax contribution options. Armstrong will provide a 100% match on the first 4% of your before tax contributions and a 50% match on the next 4%. You will automatically be enrolled in the plan to contribute 4% on a before-tax basis beginning 30 days from your date of hire. You may Change this contribution level at any time. Employee contributions apply to base salary and bonus earnings only. The company match is fully vested after 3 years of service. You may choose to invest your contributions in the company match among a number of different investment plans. All interest and investment gains within the plan are tax-deferred until you make a withdrawal. You may "roll over" any before-tax monies from another tax-qualified company-sponsored plan into the Armstrong Plan.

The second plan is a nonqualified deferred compensation plan that allows executives to defer base salary and bonus compensation above a specified pay limit, $206,250 for 2011. This plan is comparable to the qualified 401 (k) plan.

You are eligible for a company-paid life insurance benefit of $150,000 and company-paid Accidental Death & Dismemberment Insurance equal to $35,000. You will also be eligible for employee-paid term or universal life insurance up to a maximum of $600,000.

You are eligible for the company-paid Executive Long-Term Disability Insurance Program. Your disability benefit is 60% of the sum of base salary and the average bonus paid over the past two years. The annual benefit is capped at $420,000. For your first calendar year of employment, we will use your annualized base salary to determine your disability benefit. Coverage for eligible benefits in excess of $300,000 will be subject to proof of insurability.

The Armstrong Flexible Spending Account programs give you the option to annually contribute up to $5,000 of pre-tax dollars into medical and dependent care accounts. These programs allow you to use your before-tax dollars for eligible health related and child or adult dependent care expenses.

As one of the company's senior executives, you are eligible for expense reimbursement up to $4,500 per year for personal financial planning and income tax preparation services. Reimbursement for these services would be taxable income to you.

We offer our senior executives a company-paid annual physical program. You may select the medical institution or facility for the physical.

You are also eligible for the relocation services described below.

Before the move	Armstrong will provide you with referrals to real estate agents, spousal career assistance and a relocation allowance equal to $10,000.
Old location home sale	The company will help you determine the fair market value of your home and manage the closing process on your behalf. You are also eligible for the Company Home Purchase Program.
Loss on sale	If needed, Armstrong will provide a Loss on Sale Payment, up to $50,000, tax assisted.
House hunting
You are entitled to one house hunting trip for you and your family for up to seven days at the new location. Because these family expenses are considered taxable income, you will receive a tax assistance payment of 60%. A second trip for up to seven days is available if needed.

Movement and storage of household goods and automobile shipment
Armstrong will cover the movement of your household goods to your new location and provide for in-transit storage of goods for up to 60 days. The company will also cover the shipment of one automobile if more than 800 miles. A second automobile may be shipped ($800 maximum).

Travel to new location
Travel to new location reimbursements include mileage, commercial travel expenses, meals and hotel en route, one night at the new location and 60% tax assistance for your family members' meal expenses.

Home Purchase at the new location	Armstrong will reimburse you for up to 1 % on loan origination fees I discount points and normal closing costs. A 60% tax assistance payment on the normal closing costs will also be provided.
Temporary Living for 30 days or less	If you need 30 days or less for temporary living, the company will cover actual expenses for you and up to 14 days for your family members' expenses with 60% tax assistance.
Temporary Living for more than 30 days	If more than 30 days is needed, the company will provide you with a lump sum payment and 60% tax assistance.

Prior to initiating action with any realtors, you are required to contact the Real Estate Department (Armstrong Realty Group, Inc.) at 717-396-3628.

Important Notes
1. Tax assistance is applied to those expenses allowed by IRS regulations.

2. Federal, state, and local taxes are deducted from all reimbursements.

3. You will be required to reimburse the company for relocation expenses if you voluntarily terminate or are terminated for misconduct within one year.

Severance Pay Provisions

Armstrong will provide a minimum severance payment equal to one year of base salary in the event of an involuntary termination without cause. Health care and life insurance benefits would continue at the active employee contribution levels until the earlier of 12 months, or until eligible for benefits from a new employer. Additionally, Armstrong will pay a pro-rata bonus at year-end based on actual company performance in the year of termination.

Individual Change in Control/Indemnification Agreements

You will be eligible to receive an Indemnification Agreement and an Individual Change in Control Agreement, both subject to Board approval. In the event of a change in control, the CIC agreement will extend for two years from the date of the CIC event. Severance benefits will equate to two times the sum of base salary and target bonus. If the termination occurs prior to the completion of a bonus plan year, you would earn a pro-rata bonus based on actual results achieved for the year. Health, disability, and life insurance benefits would continue until the earlier of two years following your termination of employment, or until eligible for benefits from a new employer.

All severance benefits are conditioned on you signing a release from liability and compliance with restrictive covenants.

Paid Time Off

Annually, Armstrong observes a total of eleven holidays; one of these days may be personally scheduled. You will qualify for five weeks of vacation.

Summary of Terms

The above offer equates to $787,500 annual total cash compensation at the target bonus level, with upside opportunity. In addition, this offer includes a special equity award valued at $500,000 on the grant's effective date.

Offer Contingencies

1. Passing the Background Verifications and Drug Tests.

In order to begin your employment with Armstrong, you must successfully complete a drug screening test and the background checks. Our background checking vendor, HireRight, will contact you via your email account, with instructions for authorizing a background check and your drug test.

2. Providing Proof of Your Right to Work in the United States.

You will be required to show proof of your right to work in the United States within three days of your start date.  Examples of suitable documentation area current United States passport, a state issued driver's license or I.D. card with a photograph and an original social security card, a state-issued driver's license or I.D. card with a photograph and a birth certificate issued by the state, county. or other municipality, an Alien Registration Card with photograph, a Certificate of U.S. Citizenship, or a Certificate of Naturalization.

3. Agreement to the Armstrong Terms and Conditions.

This offer requires that you agree to the "Armstrong World Industries Inc., Statement of US Employment Terms and Conditions" found at the end of this letter. By accepting this offer, you agree that you have relied only on the terms defined in this offer. Please note that you must satisfy the drug test requirement prior to your first day of employment

Once you have acknowledged your acceptance of this employment offer, a member of our Human Resources department will contact you to discuss the next steps.

Please acknowledge your acceptance of this offer by completing the Acceptance Confirmation section found below and returning the signed letter to me by mail or by faxing it to (717) 396-6046. The official record of this offer letter will be filed with our Human Resources Office.

Vic, I am very pleased to extend this offer to you. You will be a valuable addition to our team and I look forward to the opportunity of working together. If you have any questions, please do not hesitate to give me a call.

Sincerely,

                    /s/Thomas M. Kane
Thomas M. Kane
Senior VP - Human Resources Armstrong World Industries, Inc.

Armstrong World Industries Inc., Statement of US Employment Terms and Conditions

Please understand that your employment at Armstrong World Industries Inc. will be subject to the following terms and conditions. Failure to follow these terms and conditions may result in disqualification from further consideration for employment, withdrawal of an offer of employment or termination of your employment with Armstrong.

1.   Offer Contingencies

•
Drug/Background Screens. Your employment is contingent Upon your successful completion of a substance/drug test screening, and all background checks. A confirmed positive drug screening test will exclude you from further consideration for employment. You also understand and authorize Armstrong and any of its agents, employees or contractors to investigate all of the information you provide in connection with your interest in employment With Armstrong. You also agree to waive and release any claims that may result from the use, disclosure or release of any information related to this investigation, and you understand that an unfavorable result of the background investigation may result in the withdrawal of this employment offer. You also agree and understand that all information provided in connection with your interest in employment with Armstrong will be stored electronically in the United States.

•	Employment Eligibility. You will be required to verify that you are authorized to work in the United States.

•
Conflict of Interest and Confidentiality. Armstrong World Industries Inc. does not wish to receive any documents or any other confidential information concerning any business, technical or other information that you received as a result of any former employment.

•
Existing Employment Agreements. You agree that you are not bound under any agreement which prohibits you from being employed by Armstrong World Industries Inc., or any of its subsidiaries. You understand that in the event such an agreement exists, Armstrong World Industries Inc. has the right to end your employment or Challenge any such agreement in its sole discretion.

•	Intellectual Property. You will need to sign the Armstrong World Industries Inc., Intellectual Property and Confidential Information Agreement during your orientation.

2.  Work Schedules.  Although management will make efforts to accommodate individual preferences, the company may at times require overtime, shift work, changes in work schedules and facility transfers.

3.  Direct Deposit.  Direct deposit to employees' bank accounts is our preferred payment method. Armstrong's Shared Service Center will mail you a New Hire Informational Packet which includes an Authorization Agreement for Direct Deposit. Please mail this form and avoided blank check from your bank, to the Shared Services Center. The Shared Services Center can assist you in obtaining a bank account for direct deposit purposes if you need this type of assistance.

4.  Employment "At Will".  You understand and agree that your employment with Armstrong World Industries Inc. is "at will” meaning that either you or Armstrong may terminate your employment and compensation with or without cause, with or without notice, at any time. You also acknowledge and agree that no Armstrong policy, handbook, manual, publication, procedure or rule is intended to create a contract of employment nor intended to modify your "at will" relationship with Armstrong. No manager, supervisor or other representative of Armstrong has any authority to modify this relationship or to make any agreements to the contrary other than the CEO of Armstrong. No such agreements shall be valid unless they are in writing by this officer of Armstrong. This is the entire understanding and agreement regarding your employment relationship with Armstrong and the right of Armstrong or you to terminate the relationship with or without good cause, and this understanding takes the place of all prior agreements, representations, and understandings regarding your employment at Armstrong.

5.  Falsification.  Honesty and integrity are core values at Armstrong. You certify that all the information and statements made by you at any time in connection with your interest in employment at Armstrong are true and complete, and that Armstrong will rely upon the information you provide. You understand and agree that if you submit false information or omit information, you will no longer be considered a candidate for employment with our company or. if employed at Armstrong, you will be subject to the termination of your employment.

Acceptance Confirmation

I accept this offer of employment with Armstrong World Industries Inc., as outlined above and in accordance with the Terms and Conditions in this letter.

Signature:  /s/ Victor Grizzle_______________________________
(Signature required)

Please Print Your Name: ____Victor Grizzle__________________

Date Accepted: ______January 4, 2011______________________

Armstrong New Hire Record Information

Please complete the following information so that we can initiate your Armstrong personnel record, your payroll and tax records, and begin planning for your arrival at the company. We are unable to begin ordering your work related tools and equipment prior to initiating your personnel record in our systems. Additional information will be collected during orientation for your benefit enrollments.

Planned Start Date: ____January 17, 2011_____________________

Personal and Confidential

Date of Birth: _______________________

Marital Status (check one): ____ Married     ____ Single/Divorced

Social Security #:_____________________

Gender (check one): _____ Male     ______ Female

Home Phone Number: _____________________

For Pennsylvania Residents Only:

Municipality: _____________________

School District: _____________________

Please fax this letter to me at (717) 396-6046.

Sincerely,

/s/Thomas M. Kane
Thomas M. Kane
Senior VP - Human Resources Armstrong World Industries, Inc.